Exhibit 99.1

Press Contact: Joanne Kaniewski One University Plaza, Suite 507 Hackensack, New Jersey 07601 jkaniewski@beckermanpr.com tel: 201.465.8019 fax: 201.649.1081

Car Charging Group, Inc. Signs Agreement to Install
ChargePoint Networked Charging Stations
at Delray Professional Center

Miami Beach, FL – April 14, 2010 – Car Charging Group, Inc. - (OTCBB: CCGI), today announced it has signed an agreement to install and maintain Coulomb Technologies ChargePoint® Networked Charging Stations for electric vehicles for the occupants of The Delray Professional Center, a 43,000 square foot medical/professional building on 1.93 acres in Palm Beach County, located at 1300 NW 17th Ave, Delray Beach, Florida.

“The Delray Professional Center prides itself on offering its tenants unparalleled building amenities,” said Steve Newman, Property Manager of The Delray Professional Center.  “New green technologies, such as car charging stations that require no capital investment from us, create enormous opportunities for our facility to simultaneously improve the environment as well as the daily experience of our valued tenants.”

Occupants of The Delray Professional Center who own electric vehicles will now be able to conveniently charge their vehicles at the charging stations located on site.  Under the agreement, The Delray Professional Center will share a percentage of the revenue derived from the charging stations.

“Applications are currently being taken for the Nissan Leaf, Chevy Volt, the Fisker Karma, and the Tesla Roadster for delivery in 2010.  It is only a matter of time before drivers make the transition from gasoline-powered vehicles to electric vehicles, and we are prepared to help develop an EV charging infrastructure to aid the process,” said Andy Kinard, President of Car Charging Group.

About Car Charging Group, Inc.

Car Charging Group, Inc. is an owner and provider of electric vehicle (EV) charging stations with the mission to build-out a nationwide infrastructure, enabling EV and PHEV owners to charge their EVs anytime, anywhere.  As part of its strategy, the Company owns, provides, installs and maintains electric vehicle charging units and works with its landowner partners to identify appropriate locations for its charging stations.  The Company seeks to provide convenient, safe and affordable charging stations away from home in customer-friendly public locations, including municipalities, shopping malls and parking garages.

An estimated 40 million plug-in electric vehicles, such as the Nissan Leaf, GM Chevy Volt, Fisker Automotive Karma, and Tesla Roadster, are expected to be on the road by 2030.  Car Charging Group and other companies in the EV industry like ECOtality and Better Place, realize the need to establish charging station networks throughout the transportation infrastructure to provide easy access to energy everywhere drivers live and work.  By investing at the forefront of the electric car revolution, Car Charging Group seeks to become the leading provider of electric car charging stations.  The Company initially plans to launch its service in the South Florida market and expand nationally and internationally over time.

Car Charging Group, Inc. is based in Miami, Florida.  The Company’s website can be viewed at www.carcharging.com <http://www.carcharging.com/>.

Forward-Looking Safe Harbor Statement:

This press release contains statements, which may constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act. The Private Securities Litigation Reform Act of 1995 (PSLRA) implemented several significant substantive changes affecting certain cases brought under the federal securities laws, including changes related to pleading, discovery, liability, class representation and awards fees and of 1995. Those statements include statements regarding the intent, belief or current expectations of Car Charging Group, Inc., and members of its management as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed.

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